Exhibit 10.11

SEQLL INC.

SERIES A-2 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

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	4.2	Performance.	13
	4.3	Compliance Certificate.	13
	4.4	Qualifications.	13
	4.5	Board of Directors.	13
	4.6	Indemnification Agreement.	13
	4.7	Investors’ Rights Agreement.	13
	4.8	Right of First Refusal and Co-Sale Agreement.	14
	4.9	Voting Agreement.	14
	4.10	Restated Certificate.	14
	4.11	Secretary’s Certificate.	14
	4.12	Stock Plan.	14
	4.13	Warrants.	14
	4.14	Proceedings and Documents.	14

5.	Conditions of the Company’s Obligations at Closing.		14
	5.1	Representations and Warranties.	14
	5.2	Performance.	14
	5.3	Qualifications.	14
	5.4	Investors’ Rights Agreement.	15
	5.5	Right of First Refusal and Co-Sale Agreement.	15
	5.6	Voting Agreement.	15

6.	Miscellaneous.		15
	6.1	Survival of Warranties.	15
	6.2	Successors and Assigns.	15
	6.3	Governing Law.	15
	6.4	Counterparts.	15
	6.5	Titles and Subtitles.	15
	6.6	Notices.	16
	6.7	No Finder’s Fees.	16
	6.8	Attorneys’ Fees.	16
	6.9	Amendments and Waivers.	16
	6.10	Severability.	16
	6.11	Delays or Omissions.	16
	6.12	Entire Agreement.	17
	6.13	Dispute Resolution.	17

Exhibit A -	SCHEDULE OF PURCHASERS

Exhibit B -	FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Exhibit C -	DISCLOSURE SCHEDULE

Exhibit D -	FORM OF INDEMNIFICATION AGREEMENT

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Exhibit E -	FORM OF AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Exhibit F -	FORM OF AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit G -	FORM OF AMENDED AND RESTATED VOTING AGREEMENT

Exhibit H -	FORM OF WARRANT

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SERIES A-2 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A-2 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 19th day of February, 2016 by and among SeqLL Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1.           Purchase and Sale of Series A-2 Preferred Stock.

1.1          Sale and Issuance of Series A-2 Convertible Preferred Stock.

(a)          The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”).

(b)          Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series A-2 Convertible Preferred Stock, $0.00001 par value per share (the “Series A-2 Preferred Stock”), set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $1.68 per share. The shares of Series A-2 Preferred Stock issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and any Additional Shares, as defined below) shall be referred to in this Agreement as the “Shares.”

1.2          Closing; Warrants; Delivery.

(a)          The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 11:00 a.m. ET, on February __, 2016, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)          At each Closing, the Company shall deliver to each Purchaser (i) a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, including interest, or by any combination of such methods, and (ii) a warrant, in the form attached hereto as Exhibit H (the “Warrant”), entitling the holder to purchase such number of shares of Common Stock (“Warrant Shares”) as set forth opposite each Purchaser’s name on Exhibit A. Each Warrant shall be exercisable for a number of shares of Common Stock equal to (y) the applicable number of Shares purchased by the Purchaser at the applicable Closing, multiplied by (z) Six Percent (6%), rounded down to the nearest whole share. The exercise price for each Warrant Share shall be equal to $1.68 (as may be adjusted to reflect stock dividends, stock splits, reverse stock splits, combinations, recapitalizations and similar events).

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1.3          Sale of Additional Shares of Series A-2 Preferred Stock.

After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional shares equal to the difference between (a) the 892,857 shares of Series A-2 Preferred Stock authorized under the Restated Certificate, less (b) the number of shares sold at the Initial Closing (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series A-2 Preferred Stock (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”), provided that (i) such subsequent sale is consummated prior to ninety (90) days after the Initial Closing, and (ii) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares, as well as the Warrants issued at each such Closing.

1.4          [Intentionally Omitted.]

1.5          Defined Terms Used in this Agreement.

In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b)          “Code” means the Internal Revenue Code of 1986, as amended.

(c)          “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(d)          “Indemnification Agreement” means the agreement between the Company and the director designated by any Purchaser entitled to designate a member of the Board of Directors pursuant to the Voting Agreement, dated as of the date of the Initial Closing, in the form of Exhibit D attached to this Agreement.

(e)          “Investors’ Rights Agreement” means the agreement among the Company and the Purchasers and certain other stockholders of the Company dated as of the date of the Initial Closing, in the form of Exhibit E attached to this Agreement.

(f)           “Key Employee” means Daniel Jones and Elizabeth Reczek.

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(g)          “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of the following officers: Daniel Jones and Elizabeth Reczek.

(h)          “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

(i)           “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j)           “Preferred Stock” means the Series A-1 Preferred Stock, and the Series A-2 Preferred Stock.

(k)          “Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Subsection 1.3.

(l)          “Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit F attached to this Agreement

(m)          “Securities” means the Shares and the Warrants, collectively.

(n)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o)          “Shares” means the shares of Series A-2 Preferred Stock issued at the Initial Closing or Additional Shares issued at a subsequent Closing under Subsection 1.3.

(p)          “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement.

(q)          “Voting Agreement” means the agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit G attached to this Agreement.

2.           Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

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For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5 and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1          Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2          Capitalization.

(a)          The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i)           15,071,428 shares of common stock, $0.00001 par value per share (the “Common Stock”), 9,000,000 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)          4,017,857 shares of Preferred Stock, of which 3,125,000 shares have been designated Series A-1 Preferred Stock, all of which are issued and outstanding, and 892,857 shares have been designated Series A-2 Preferred Stock, none of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law.

(b)          The Company has reserved 2,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2014 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, zero (0) shares have been issued pursuant to restricted stock purchase agreements, options to purchase 270,000 shares have been granted and are currently outstanding, and 1,730,000 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)          Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, (C) the exercise rights of the Warrants, and (D) the securities and rights described in Subsection 2.2(b) of this Agreement and Subsection 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

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(d)          None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

2.3          Subsidiaries. Except for SeqLL, LLC, a limited liability company organized under the laws of Massachusetts (the “Subsidiary”), the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Subsidiary is duly organized and validly existing and in good standing under the laws of the Massachusetts and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company owns all of the issued and outstanding membership interests of the Subsidiary.

2.4          Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Securities at the Initial Closing and the Common Stock issuable upon conversion of the Shares and exercise of the Warrants, has been taken or will be taken prior to the Initial Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Initial Closing, and the issuance and delivery of the Securities has been taken or will be taken prior to the Initial Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement and the Indemnification Agreement may be limited by applicable federal or state securities laws.

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2.5          Valid Issuance of Shares. The Shares and Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations and warranties of the Purchasers in Section 3 of this Agreement and subject to the filings described in Subsection 2.6(ii) below, the Shares and Warrants will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. The Common Stock issuable upon exercise of the Warrants has been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations and warranties of the Purchasers in Section 3 of this Agreement, and subject to Subsection 2.6 below, the Common Stock issuable upon conversion of the Shares and exercise of the Warrants will be issued in compliance with all applicable federal and state securities laws.

2.6          Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7          Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing against the Company or any officer, director or Key Employee of the Company, to the Company’s knowledge, arising out of their employment or board relationship with the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

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2.8          Intellectual Property. To its knowledge (but without having conducted any special investigation or patent or trademark search), the Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. Subsection 2.8 of the Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, and licenses to and under any of the foregoing. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Subsection 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.9          Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10        Agreements; Actions.

(a)          Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

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(b)          The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (b) and (c) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)          The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11        Certain Transactions.

(a)          Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b)          The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

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2.12        Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13        Financial Statements. The Company has delivered to each Purchaser its unaudited financial statements (collectively, the “Financial Statements”). for the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015. The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2015; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.14        Changes. To the Company’s knowledge, since December 31, 2015, there have been no events or circumstances of any kind that have had or could reasonably be expected to result in a Material Adverse Effect, except for events effecting the economy and the Company’s industry generally.

2.15        Employee Matters.

(a)          To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

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(b)          The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c)          To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Subsection 2.15 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Subsection 2.15 of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

2.16        Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.17        [Intentionally Omitted].

2.18        Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Subsection 2.18.

2.19        Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

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2.20        Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to the Purchasers. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

3.           Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1          Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares and Warrants to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares or Warrants. The Purchaser has not been formed for the specific purpose of acquiring the Shares and Warrants.

3.3          Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares and Warrants with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

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3.4          Restricted Securities. The Purchaser understands that neither the Shares nor the Warrants have been, nor will be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, or the Common Stock into which they may be converted or exercise, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5          No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6          Legends. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may be notated with one or all of the following legends:

(a)          “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)          Any legend set forth in, or required by, the other Transaction Agreements.

(c)          Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

3.7          Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8          Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

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3.9          No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

3.10        Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.11        Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

4.           Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1          Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Initial Closing.

4.2          Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3          Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Initial Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.

4.4          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5          Board of Directors. As of the Initial Closing, the authorized size of the Board shall be three, and the Board shall be comprised of Daniel Jones, William St. Laurent and Douglas Miscoll.

4.6          Indemnification Agreement. The Company shall have executed and delivered the Indemnification Agreements.

4.7          Investors’ Rights Agreement. The Company and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) and the other stockholders of the Company named as parties thereto shall have executed and delivered the Amended and Restated Investors’ Rights Agreement.

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4.8          Right of First Refusal and Co-Sale Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Amended and Restated Right of First Refusal and Co-Sale Agreement.

4.9          Voting Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Amended and Restated Voting Agreement.

4.10         Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.11         Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Initial Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the stockholders of the Company approving the Restated Certificate.

4.12         Stock Plan. An additional 1,000,000 shares of Common Stock shall have duly reserved under and for future issuance under the Stock Plan, resulting in there being an aggregate of 2,000,000 shares of Common Stock reserved under the Stock Plan.

4.13         Warrants. The Company shall have executed and delivered a Warrant to the Purchase in accordance with the provisions hereof.

4.14         Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.          Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Securities to the Purchasers at a Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

5.1          Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2          Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

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5.4          Investors’ Rights Agreement. Each Purchaser shall have executed and delivered the Amended and Restated Investors’ Rights Agreement.

5.5          Right of First Refusal and Co-Sale Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Amended and Restated Right of First Refusal and Co-Sale Agreement.

5.6          Voting Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Amended and Restated Voting Agreement.

6.           Miscellaneous.

6.1          Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3          Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

6.4          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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6.6          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.6. If notice is given to the Company, a copy shall also be sent to Foley & Lardner, LLP, 975 Page Mill Road, Palo Alto, CA 9430, Attn: E. Thom Rumberger Jr., Esq.

6.7          No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8          Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9          Amendments and Waivers. Except as set forth in Subsection 1.3 of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company, and (i) the holders of a majority of the then-outstanding Shares, or (ii) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase a majority of the Shares to be issued at the Initial Closing. Any amendment or waiver effected in accordance with this Subsection 6.9 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.10        Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.12        Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.13        Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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IN WITNESS WHEREOF, the parties have executed this Series A-2 Convertible Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

SEQLL INC.

By:	/s/ Elizabeth Reczek

Name:	Elizabeth Reczek
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Series A-2 Convertible Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

Georges C. St. Laurent, III Descendants’ Trust

By:	/s/ William St. Laurent

Name:	William St. Laurent
Title:	Trustee
Address:	120 NE 136th Ave, Suite 200
Vancouver, WA 98684

IN WITNESS WHEREOF, the parties have executed this Series A-2 Convertible Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

William C. St. Laurent Descendants’ Trust

By:	/s/ William St. Laurent

Name:	William St. Laurent
Title:	Trustee
Address:	120 NE 136th Ave, Suite 200
Vancouver, WA 98684

IN WITNESS WHEREOF, the parties have executed this Series A-2 Convertible Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

Tara Partners Fund LLC

By:	/s/ John Clements

Name:	John Clements
Title:	Managing Member
Address:	976 Pequot Ave (P.O. Box 573)
Southport, CT 06890

IN WITNESS WHEREOF, the parties have executed this Series A-2 Convertible Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

Templeside Holdings Ltd. – Ellipsis Limited Corporate Director

By:

Name:	Martyn Crespel
Title:	Director of Ellipsis Limited

By:	/s/ Isabelle Spaeth

Name:	Isabelle Spaeth
Title:	Authorised Signatory of Ellipsis Limited
Address:	c/o Ampersand management SA
5 blvd des Philosophes
1205 Geneva Switzerland

EXHIBITS

Exhibit A -	SCHEDULE OF PURCHASERS

Exhibit B -	FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Exhibit C -	DISCLOSURE SCHEDULE

Exhibit D -	FORM OF INDEMNIFICATION AGREEMENT

Exhibit E -	FORM OF AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Exhibit F -	FORM OF AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Exhibit G -	FORM OF AMENDED AND RESTATED VOTING AGREEMENT

Exhibit H -	FORM OF WARRANT

EXHIBIT A

SCHEDULE OF PURCHASERS

Initial Closing

Name and Address	Payment in Cash	Shares of Series A-2 Preferred Stock	Warrants to Purchase Common Stock

Georges C. St. Laurent, III Descendants’ Trust 120 NE 136th Ave, Suite 200 Vancouver, WA 98684	$499,999.92	297,619	17,857

William C. St. Laurent Descendants’ Trust 120 NE 136th Ave, Suite 200 Vancouver, WA 98684	$499,999.92	297,619	17,857

Total	$999,999.84	595,238	35,714

Subsequent Closing on March 25, 2016

Name and Address	Payment in Cash	Shares of Series A-2 Preferred Stock	Warrants to Purchase Common Stock

Tara Partners Fund LLC 976 Pequot Ave. (P.O. Box 573) Southport, CT 06890	$149,998.80	89,285	5,357

Templeside Holdings Ltd. Ellipsis Limited, Corporate Director c/o Ampersand Management S.A. Boulevard des Philosophes 5 CH – 1205 Geneva	$74,998.56	44,642	2,678

Total	$224,997.36	133,927

EXHIBIT B

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT C

DISCLOSURE SCHEDULE

This Schedule of Exceptions is made and given pursuant to Section 2 of the Series A-2 Convertible Preferred Stock Purchase Agreement, dated as of February 19, 2016  (the “Agreement”), between SeqLL Inc. (the “Company”) and the Purchasers listed on Schedule A thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Schedule of Exceptions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Investors or their respective counsel.

EXHIBIT D

FORM OF

INDEMNIFICATION AGREEMENT

EXHIBIT E

FORM OF

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Exhibit F

Form of

AMENDED AND RESTATED right of first refusal and

co-sale agreement

EXHIBIT G

FORM OF

AMENDED AND RESTATED VOTING AGREEMENT

EXHIBIT H

FORM OF

WARRANT